Exhibit 99.1

Light & Wonder, Inc. Announces Pricing of $1 Billion of Senior Unsecured Notes

LAS VEGAS, September 10, 2025 – Light & Wonder, Inc. (NASDAQ and ASX: LNW) (“Light & Wonder” or the “Company”) today announced that its wholly owned subsidiary, Light and Wonder International, Inc. (“LNWI”), has priced $1 billion in aggregate principal amount of 6.250% senior unsecured notes due 2033 (the “Notes”), at an issue price of 100.000%, in a previously announced private offering.

LNWI intends to use the net proceeds of this offering (i) to repay all outstanding borrowings under its revolving credit facility, (ii) to redeem all $700.0 million of LNWI’s outstanding aggregate principal amount of its 7.000% senior unsecured notes due 2028 (the “2028 Notes”), including related fees and expenses, and (iii) to use any remaining net proceeds for general corporate purposes, which may include repurchases of the Company’s equity.

The Notes will be guaranteed on a senior basis by Light & Wonder and certain of its subsidiaries, and the Notes will not be secured.

The offering is currently expected to close on September 24, 2025, subject to customary conditions.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor will there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Nothing in this press release should be construed as an offer to purchase, notice of redemption or repurchase or a solicitation of an offer to sell any of the outstanding 2028 Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Light & Wonder

Light & Wonder, Inc. is the leading cross-platform global games company. Through our three unique, yet highly complementary businesses, we deliver unforgettable experiences by combining the exceptional talents of our 6,500+ member team, with a deep understanding of our customers and players. We create immersive content that forges lasting connections with players, wherever they choose to engage. At Light & Wonder, it’s all about the games. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices.

COMPANY CONTACTS

Investor Relations:

Nick Zangari +1 702-301-4378
Senior Vice President, Investor Relations

ir@lnw.com

Media Relations:

Andy Fouché +1 206-697-3678
Vice President, Corporate Communications
media@lnw.com

Forward-Looking Statements

In this press release, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These forward-looking statements include statements related to the terms, timing and completion of the offering of the Notes; the intended use of proceeds of the Notes offering; and the completion of the redemption of the 2028 Notes. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: the inability to consummate the potential refinancing transaction on the terms described herein or at all; the inability to further reduce or refinance our indebtedness; and the risk that we will not use the proceeds in the manner anticipated.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 27, 2025 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation and expressly disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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